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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated December 8, 2006, with respect to the consolidated financial statements and financial schedule of INTAC International, Inc.

        We also consent to the reference to us and of our report dated December 8, 2006 under the heading "Expert" in the Prospectus, which is part of this Registration Statement.

/s/ KBA GROUP LLP

Dallas, Texas
January 11, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm